Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 24, 2016, with respect to the financial statements and supplemental schedule included in the Annual Report of IRET Properties 401(k) Plan on Form 11-K for the year ended December 31, 2015.  We consent to the incorporation by reference of said report in the Registration Statements of Investors Real Estate Trust on Forms S-8 (Registration Nos. 333-140176, 333-155497, 333-173393 and 333-206947).

/s/ Grant Thornton LLP

Minneapolis, Minnesota

June 24, 2016